UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 21, 2009

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on January 21, 2009 by the Company as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s fourth quarter 2008 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated January 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 21, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

                                  CONTACT:  Andy Backover
         Corporate Communications
         Fort Worth, Texas
         817-967-1577
         corp.comm@aa.com

FOR RELEASE:  Wednesday, Jan. 21, 2009

Editor's Note:  A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 21 at 2 p.m. EST (Windows Media Player required for viewing)

AMR CORPORATION REPORTS FOURTH QUARTER 2008 LOSS OF $340 MILLION,
AS UNIT REVENUE IMPROVED ON CAPACITY CUTS BUT HIGHER YEAR-OVER-YEAR FUEL PRICES DROVE $133 MILLION OF ADDITIONAL FUEL EXPENSE

EXCLUDING SPECIAL CHARGES, FOURTH QUARTER LOSS WAS $214 MILLION

COMPANY REPORTS $2.1 BILLION LOSS FOR 2008; LOSS WAS $1.2 BILLION EXCLUDING SPECIAL ITEMS, WITH HIGHER FUEL PRICES DRIVING $2.7 BILLION OF ADDITIONAL FUEL EXPENSE COMPARED TO 2007

Facing Economic Uncertainty and Fuel Price Volatility in 2009, Company Plans to Further Trim Capacity, Enhance Global Network, Execute on Fleet Replacement, and Focus on Balance Sheet and Dependability

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $340 million for the fourth quarter of 2008, or $1.22 per share.
The results for the fourth quarter of 2008 include the impact of two special charges: a $23 million charge for aircraft groundings, facility write-offs and severance related to the Company’s previously announced capacity reductions during the last four months of 2008, and a non-cash pension settlement charge of $103 million driven by a large number of early pilot retirements during 2008, which required any unrecognized gains or losses of the related defined benefit pension plan to be recognized on a proportional basis.
Excluding those special charges, the Company lost $214 million, or $0.77 per share, in the fourth quarter of 2008.
The current quarter results compare to a net loss of $69 million for the fourth quarter of 2007, or $0.28 per share, which included: a $138 million gain on the sale of AMR’s stake in ARINC; a $39 million gain from the change to the expiration period for AAdvantage® miles; and a $63 million charge from the retirement of 24 MD-80 aircraft. Excluding those special items, AMR lost $184 million, or $0.74 per share, in the fourth quarter of 2007.
For all of 2008, AMR recorded a net loss of $2.1 billion, or $7.98 per share. In addition to the special charges from the fourth quarter of 2008 totaling approximately $126 million, the full-year results include: a $432 million gain from the sale of American Beacon Advisors; facility, severance and aircraft grounding charges of approximately $91 million, and non-cash aircraft and route impairment charges of approximately $1.1 billion related to the Company’s capacity reductions in late 2008. Excluding those special items, AMR lost $1.2 billion, or $4.57 per share, for all of 2008.
In 2007, AMR reported a net profit of $504 million, or $1.78 per diluted share. In addition to the special items in the fourth quarter of 2007 totaling a net positive impact of $115 million, the 2007 results included a $30 million charge related to prior-period salary and benefit expense accruals. Excluding those special items, AMR earned a profit of $420 million, or $1.50 per diluted share, in 2007.
Historically high and volatile jet fuel prices continued to challenge the Company in the fourth quarter of 2008. AMR paid $2.60 per gallon for jet fuel in the fourth quarter versus $2.41 a gallon in the fourth quarter of 2007, an 8 percent increase. The Company paid a record $3.03 per gallon for jet fuel for all of 2008, compared to $2.13 for all of 2007, an increase of 42 percent. As a result, the Company paid $133 million and $2.7 billion more for fuel in the fourth quarter and for all of 2008, respectively, than it would have paid at prevailing prices from the corresponding prior-year periods.
“Our fourth quarter and full-year 2008 results reflect the difficulties all airlines faced last year, but we believe our steps to reduce capacity, bolster liquidity, and improve revenue helped us better manage the challenges of record fuel prices and a weak economy,” said AMR Chairman and CEO Gerard Arpey. “We believe these actions and our fleet renewal efforts have put us on sounder footing as we face continued economic uncertainty, slower travel demand, and fuel price volatility in 2009. We intend to continue managing our business - from capacity and fleet planning to balance sheet repair, fuel hedging and revenue initiatives - conservatively and with discipline. I want to thank employees for their commitment during a difficult 2008. While significant hurdles remain, I am guardedly optimistic we can regain momentum in 2009.”
Arpey added that American expects to enhance its global network in 2009 by achieving regulatory approval of its antitrust immunity application with fellow oneworld members, which will pave the way for American’s planned joint business agreement with British Airways and Iberia and help oneworld compete more effectively with other global alliances. The Company also hopes to build on the beginning strides it made last year to improve dependability and the customer experience, Arpey said.
AMR today provided an update to the delivery schedule for the incoming 76 Boeing 737-800 aircraft that will replace MD-80 aircraft in American’s fleet. As a result of Boeing delivery delays, the Company now expects to receive 29 737s in 2009 (compared to 36 expected previously), 39 in 2010 (compared to 40 expected previously) and eight in the first quarter of 2011. The first deliveries are expected near the end of the first quarter of 2009.
As a result of the uncertainty surrounding the economic climate, the Company has decided not to use MD-80s to backfill flying associated with the seven 737s that no longer will be delivered in 2009. Largely as a result of this decision, the Company’s 2009 mainline capacity will decline by more than one percentage point compared to previous guidance provided in October. (Capacity expectations for 2009 are outlined in the Guidance section below.)
Financial and Operational Performance
American’s mainline passenger revenue per available seat mile (unit revenue), excluding special items, increased by 5.5 percent in the fourth quarter of 2008 compared to the year-ago quarter.
Mainline capacity, or total available seat miles, in the fourth quarter decreased by 8.3 percent compared to the same period in 2007, as the Company continued to reduce capacity given economic conditions and still-challenging fuel prices.
American's mainline load factor – or the percentage of total seats filled – was 78.3 percent during the fourth quarter, its third-highest fourth quarter load factor ever, compared to a record 80.2 percent in the fourth quarter of 2007. American’s fourth-quarter yield, which represents average fares paid, excluding special items, increased 8.1 percent compared to the fourth quarter of 2007, its 15th consecutive quarter of year-over-year yield increases.
AMR reported fourth quarter consolidated revenues of approximately $5.5 billion, a decrease of 3.1 percent from the same period in 2007 (which excludes special items from 2007), as consolidated passenger revenue declined 3.9 percent year over year on less capacity and traffic, and cargo revenue declined 13.9 percent largely due to the economy.
Other revenues, including sales from such sources as confirmed flight changes, purchased upgrades, Buy-on-Board food services, and bag fees, increased 9.7 percent year over year to $545 million in the fourth quarter, compared to the fourth quarter of 2007.
AMR reported full-year 2008 revenues of approximately $23.8 billion, an increase of 3.8 percent compared to 2007 (which excludes special items from 2007).
American’s mainline cost per available seat mile (unit cost) in the fourth quarter, excluding special items, increased 6.8 percent year over year. Excluding fuel and special items, mainline unit costs in the fourth quarter increased by 6.8 percent year over year. The fourth quarter increase in mainline unit costs was driven by costs related to the Company’s capacity reductions in late 2008, as well as higher material and repair costs, and foreign exchange expense.
Balance Sheet Update
AMR continued to focus on strengthening its balance sheet in the fourth quarter.
AMR ended the fourth quarter with $3.6 billion in cash and short-term investments, including a restricted balance of $459 million, compared to a balance of $5.0 billion in cash and short-term investments, including a restricted balance of $428 million, at the end of the fourth quarter of 2007. In line with previously disclosed expectations, AMR had posted approximately $575 million in cash collateral with fuel hedge counterparties at the end of the fourth quarter of 2008. Also affecting the 2008 year-end cash balance were more than $1 billion in scheduled principal payments on long-term debt and capital leases and approximately $880 million in capital expenditures that the Company made during the year, and the $2.7 billion increase in its 2008 fuel costs compared to 2007 fuel prices.
In spite of increasingly challenging capital and credit markets, during 2008 AMR raised nearly $2 billion from a variety of sources, including: the sale of American Beacon Advisors, an equity sale of common stock; a draw on its revolving line of credit; and aircraft-related financings, including approximately $200 million from an aircraft sale-leaseback transaction that closed in the fourth quarter of 2008. The Company also arranged financing, subject to certain conditions, for the majority of the 76 Boeing 737-800s it has scheduled for delivery.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $15.1 billion at the end of the fourth quarter of 2008, compared to $15.6 billion a year earlier. AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $12.0 billion at the end of the fourth quarter, compared to $11.0 billion in the fourth quarter of 2007.
AMR made the full amount of its required $78 million of contributions to its defined benefit pension plans for employees during 2008. The Company has contributed more than $2 billion to these plans since 2002, as the Company continues to meet this important commitment to employees.

Highlights
Fourth Quarter 2008 and Recent

•
American entered into a purchase agreement with Boeing to acquire an initial 42 Boeing 787-9 Dreamliners, with the right to purchase up to 58 additional 787s. The purchase of the initial 42 787-9 aircraft is subject to certain contingency provisions. American believes the 787s will help reduce its fuel and maintenance costs, lessen its environmental impact, and support its goal of providing industry-leading products and services over the long term.

•
Beginning Sept. 30, American began offering PriorityAAccessSM privileges in U.S. and international airports systemwide.  With PriorityAAccess, American’s AAdvantage® elite status members, First and Business Class travelers, AAirpass customers, and passengers traveling on full-fare Economy Class tickets receive more control and enjoy an easier journey when they travel, with dedicated PriorityAAccess check-in, security screening lanes (where available), and exclusive boarding lanes at the gate.

•
American introduced a service that allows customers departing from select airports to receive boarding passes electronically on their mobile phones or PDAs. Mobile boarding passes, which use a two-dimensional barcode, were introduced for passengers departing on domestic flights from Chicago’s O’Hare International, Los Angeles International (LAX), and John Wayne Orange County (SNA) airports. The mobile boarding pass program is being rolled out in partnership with the United States Transportation Security Administration (TSA).

•
American announced daily nonstop service between Dallas/Fort Worth International Airport (DFW) and Madrid, Spain, starting May 1, 2009. American announced the route with the expectation that its joint business agreement and antitrust immunity application with British Airways and Iberia will be approved, and believes DFW-Madrid will be the first of many opportunities for American to enhance and expand connections between the United States and Europe. For more information on the application and joint business agreement, visit www.moretravelchoices.com.

•
For the third consecutive year, American was honored as “Best Airline for Domestic First Class” by the readers of Global Traveler magazine. The annual GT Tested Awards program surveyed more than 31,400 business and leisure travelers to determine the best in business and luxury travel for 2008. Readers of Business Traveler magazine also named American “Best Airline for First-Class Service in North America” for 2008. The Business Traveler award was based on the magazine’s open-ended survey of its readership.

Guidance
Mainline and Consolidated Capacity
AMR expects its full-year mainline capacity to decrease by more than 6.5 percent in 2009 compared to 2008, with a reduction of domestic capacity of approximately 9 percent and a reduction of international capacity of more than 2.5 percent compared to 2008 levels.  On a consolidated basis, AMR expects full-year capacity to decrease by nearly 7 percent in 2009 compared to 2008.
AMR expects mainline capacity in the first quarter of 2009 to decrease by more than 8.5 percent compared to the first quarter of 2008, with domestic capacity expected to decline by more than 11.5 percent and international capacity expected to decline by nearly 4 percent compared to first quarter 2008 levels. AMR expects consolidated capacity in the first quarter of 2009 to decrease by more than 8.5 percent compared to the first quarter of 2008.
AMR expects regional affiliate capacity to decline by about 9.5 percent in the first quarter of 2009 compared to the prior-year period and expects full-year regional affiliate capacity to decline by more than 8 percent in 2009 compared to 2008 levels.
Fuel Expense and Hedging
While the cost of jet fuel remains volatile, AMR is planning for an average system price of $2.04 per gallon in the first quarter of 2009 and $2.06 per gallon for all of 2009. AMR has 45 percent of its anticipated first quarter 2009 fuel consumption hedged at an average cap of $2.58 per gallon of jet fuel equivalent ($93 per barrel crude equivalent), with 42 percent subject to an average floor of $1.97 per gallon of jet fuel equivalent ($68 per barrel crude equivalent). AMR has 35 percent of its anticipated full-year consumption hedged at an average cap of $2.59 per gallon of jet fuel equivalent ($94 per barrel crude equivalent), with 32 percent subject to an average floor of $1.94 per gallon of jet fuel equivalent ($67 per barrel crude equivalent). As of Jan. 16, the average 2009 market forward price of crude oil was more than $51 per barrel. Consolidated consumption for the first quarter is expected to be 677 million gallons of jet fuel.
Mainline and Consolidated Unit Costs (Excluding the impact of special items)
For the first quarter of 2009, mainline unit costs are expected to decrease 2.9 percent compared to the first quarter of 2008, while first quarter consolidated unit costs are expected to decrease 3.2 percent compared to the first quarter of 2008.
In the first quarter of 2009, mainline unit costs excluding fuel are expected to increase 10.2 percent year over year while consolidated unit costs excluding fuel are expected to increase 9 percent from the first quarter of 2008.
Full-year mainline unit costs are expected to decrease 6.6 percent in 2009 compared to 2008, while full-year consolidated unit costs are expected to decrease 7.1 percent in 2009 compared to 2008.
AMR expects mainline unit costs excluding fuel to be 9.2 percent higher in 2009 versus 2008, while 2009 consolidated unit costs excluding fuel are expected to increase 7.6 percent year over year.
Factors driving the 2009 unit cost increases include: increased defined benefit pension expenses and employee and retiree medical expenses; unit cost pressure associated with capacity reductions in 2009 that were announced today, including increased facility and landing fees; and dependability initiatives.

The largest factor driving increased unit costs is higher pension expense, largely the result of negative investment returns on the Company’s pension assets in 2008 related to the broader stock market decline. At the end of 2008, the accumulated benefit obligation (ABO) funded status of AMR’s pension plans was approximately 69 percent, compared to 96 percent at the end of 2007. While a material decline, the Company maintains a conservative investment portfolio with a significant position in U.S. Treasury and U.S. agency bonds.  As a result, the Company believes that its pension funded status declined less than that of many companies with defined benefit pension plans. According to estimates from consulting firm Mercer, the aggregate ABO funded status for plans sponsored by S&P 1500 companies (including their U.S. and non-U.S. plans) declined by approximately 33 percentage points from year-end 2007 to year-end 2008.

Editor’s Note: AMR’s Chairman  and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, January 21, at 2 p.m. EST.  Following the analyst call, they will hold a question-and-answer conference call for media.  Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans,"
"anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this release regarding capacity, fuel consumption, fuel prices, fuel hedging, and unit costs, and statements of expectations regarding regulatory approval of the Company’s application for antitrust immunity with other oneworld members, are forward-looking statements.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the
Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$4,174	$4,352	(4.1)
- Regional Affiliates	554	606	(8.5)
Cargo	196	228	(13.9)
Other revenues	545	497	9.7
Total operating revenues	5,469	5,683	(3.8)

Expenses
Aircraft fuel	1,819	1,873	(2.9)
Wages, salaries and benefits	1,720	1,723	(0.2)
Other rentals and landing fees	314	308	2.0
Depreciation and amortization	285	310	(7.9)
Maintenance, materials and repairs	294	267	10.2
Commissions, booking fees and credit card expense	217	241	(10.1)
Aircraft rentals	120	140	(14.6)
Food service	123	135	(9.2)
Special charges	23	63	(63.5)
Other operating expenses	750	692	8.4
Total operating expenses	5,665	5,752	(1.5)

Operating Income	(196)	(69)	*

Other Income (Expense)
Interest income	43	80	(46.4)
Interest expense	(188)	(211)	(11.1)
Interest capitalized	10	3	*
Miscellaneous – net	(9)	128	*
Total other income	(144)	-	*

Income/(Loss) Before Income Taxes	(340)	(69)	*
Income tax	-	-	-
Net Income	$(340)	$(69)	*

Earnings/(Loss) Per Share
Basic	$(1.22)	$(0.28)
Diluted	$(1.22)	$(0.28)

Number of Shares Used in Computation
Basic	279	249
Diluted	279	249

*	Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	30,379	33,919	(10.4)
Available seat miles (millions)	38,797	42,297	(8.3)
Cargo ton miles (millions)	458	548	(16.4)
Passenger load factor	78.3%	80.2%	(1.9) pts
Passenger revenue yield per passenger mile (cents)	13.74	12.83	7.1
Passenger revenue per available seat mile (cents)	10.76	10.29	4.6
Cargo revenue yield per ton mile (cents)	42.81	41.56	3.0
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.99	12.01	8.2
Fuel consumption (gallons, in millions)	637	704	(9.5)
Fuel price per gallon (cents)	259.6	239.7	8.3

Regional Affiliates
Revenue passenger miles (millions)	2,012	2,380	(15.5)
Available seat miles (millions)	2,918	3,318	(12.1)
Passenger load factor	68.9%	71.7%	(2.8) pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	68,700	72,000
Other	12,400	13,800
Total	81,100	85,800

(1)	Excludes $640 million and $717 million of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY
(excluding special item)

American Airlines, Inc.	Three Months Ended December 31, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.53	4.8%	23.8	(12.3)%
International	11.12	6.3	15.0	(1.0)
DOT Latin America	12.10	7.3	7.4	0.7
DOT Atlantic	10.01	3.0	5.9	(3.2)
DOT Pacific	10.70	11.0	1.7	(0.3)

American Airlines, Inc.	Three Months Ended December 31, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	79.6	(1.0)	13.22	6.2%
International	76.2	(3.1)	14.60	10.6
DOT Latin America	74.6	(3.2)	16.23	11.9
DOT Atlantic	77.3	(3.4)	12.95	7.5
DOT Pacific	79.2	(1.8)	13.50	13.5

OPERATING STATISTICS BY REGIONAL ENTITY
(including special item)

American Airlines, Inc.	Three Months Ended December 31, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.53	3.9%	23.8	(12.3)%
International	11.12	5.2	15.0	(1.0)
DOT Latin America	12.10	6.4	7.4	0.7
DOT Atlantic	10.01	1.7	5.9	(3.2)
DOT Pacific	10.70	9.5	1.7	(0.3)

American Airlines, Inc.	Three Months Ended December 31, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	79.6	(1.0)	13.22	5.3%
International	76.2	(3.1)	14.60	9.5
DOT Latin America	74.6	(3.2)	16.23	11.0
DOT Atlantic	77.3	(3.4)	12.95	6.2
DOT Pacific	79.2	(1.8)	13.50	12.0

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$18,234	$17,651	3.3
- Regional Affiliates	2,486	2,470	0.7
Cargo	874	825	6.0
Other revenues	2,172	1,989	9.2
Total operating revenues	23,766	22,935	3.6

Expenses
Aircraft fuel	9,014	6,670	35.1
Wages, salaries and benefits	6,655	6,770	(1.7)
Other rentals and landing fees	1,298	1,278	1.6
Depreciation and amortization	1,207	1,202	0.4
Maintenance, materials and repairs	1,237	1,057	17.0
Commissions, booking fees and credit card expense	997	1,028	(3.1)
Aircraft rentals	492	591	(16.7)
Food service	518	534	(3.0)
Special charges	1,213	63	*
Other operating expenses	3,024	2,777	8.9
Total operating expenses	25,655	21,970	16.8

Operating Income	(1,889)	965	*

Other Income (Expense)
Interest income	181	337	(46.4)
Interest expense	(756)	(914)	(17.2)
Interest capitalized	33	20	68.1
Miscellaneous – net	360	96	*
	(182)	(461)	(60.5)

Income/(Loss) Before Income Taxes	(2,071)	504	*
Income tax	-	-	-
Net Income	$(2,071)	$504	*

Earnings/(Loss) Per Share
Basic	(7.98)	$2.06
Diluted	(7.98)	$1.78

Number of Shares Used in Computation
Basic	259	245
Diluted	259	299

*	Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	131,757	138,453	(4.8)
Available seat miles (millions)	163,532	169,906	(3.8)
Cargo ton miles (millions)	2,005	2,122	(5.5)
Passenger load factor	80.6%	81.5%	(0.9) pts
Passenger revenue yield per passenger mile (cents)	13.84	12.75	8.6
Passenger revenue per available seat mile (cents)	11.15	10.39	7.3
Cargo revenue yield per ton mile (cents)	43.59	38.86	12.2
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.87	11.38	21.9
Fuel consumption (gallons, in millions)	2,694	2,834	(4.9)
Fuel price per gallon (cents)	302.6	212.1	42.7

Regional Affiliates
Revenue passenger miles (millions)	8,846	9,848	(10.2)
Available seat miles (millions)	12,603	13,414	(6.0)
Passenger load factor	70.2%	73.4%	(3.2) pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	70,900	71,800
Other	13,200	13,700
Total	84,100	85,500

(1)	Excludes $3.1 billion and $2.8 billion of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY
(excluding special items)
American Airlines, Inc.	Twelve Months Ended December 31, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.81	5.7%	101.9	(6.1)%
International	11.71	10.4	61.7	0.5
DOT Latin America	12.47	12.2	30.3	2.2
DOT Atlantic	10.96	7.0	24.6	(1.4)
DOT Pacific	11.04	13.6	6.7	(0.4)

American Airlines, Inc.	Twelve Months Ended December 31, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	81.8	(1.0)	13.22	7.0%
International	78.6	(0.6)	14.91	11.3
DOT Latin America	77.8	0.3	16.03	11.7
DOT Atlantic	78.6	(1.6)	13.94	9.1
DOT Pacific	81.8	(1.1)	13.49	15.1

OPERATING STATISTICS BY REGIONAL ENTITY
(including special items)
American Airlines, Inc.	Twelve Months Ended December 31, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.81	5.5%	101.9	(6.1)%
International	11.71	10.1	61.7	0.5
DOT Latin America	12.47	11.9	30.3	2.2
DOT Atlantic	10.96	6.6	24.6	(1.4)
DOT Pacific	11.04	13.2	6.7	(0.4)

American Airlines, Inc.	Twelve Months Ended December 31, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	81.8	(1.0)	13.22	6.8%
International	78.6	(0.6)	14.91	11.0
DOT Latin America	77.8	0.3	16.03	11.5
DOT Atlantic	78.6	(1.6)	13.94	8.8
DOT Pacific	81.8	(1.1)	13.49	14.7

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2008	2007
Passenger revenue per available seat mile, (cents)	10.76	10.29
Less: Impact of special items (cents)	-	0.09
Passenger revenue per available seat mile, excluding impact of special items (cents)	10.76	10.20

Percent change	5.5%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2008	2007
Passenger yield (cents)	13.74	12.83
Less: Impact of special items (cents)	-	0.12
Passenger yield, excluding impact of special items (cents)	13.74	12.71

Percent change	8.1%

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2008	2007
Passenger revenue per available seat mile (cents)	11.33	10.87
Less: Impact of special item (cents)	-	0.09
Passenger revenue per available seat mile, excluding special item (cents)	11.33	10.78

Percent change	5.1%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
 (Unaudited)

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2008	2007
Total operating revenue (millions)	5,469	5,683
Less: Impact of special items (millions)	-	39
Total operating revenue, excluding special items (millions)	5,469	5,644

Percent change	(3.1)%

AMR Corporation Consolidated	Year Ended December 31,
(in millions, except as noted)	2008	2007
Total operating revenue (millions)	23,766	22,935
Less: Impact of special items (millions)	-	39
Total operating revenue, excluding special items (millions)	23,766	22,895

Percent change	3.8%

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2008	2007
Total passenger revenue (millions)	4,728	4,958
Less: Impact of special items (millions)	-	39
Total operating revenue, excluding special items (millions)	4,728	4,919

Percent change	(3.9)%

AMR Corporation	Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	13.58	12.61
Less: Impact of special item (cents)	0.30	0.14
Operating expenses per available seat mile, excluding special item (cents)	13.28	12.47

Percent change	6.5%

Less: Fuel expense per available seat mile (cents)	4.36	4.11
Operating expenses per available seat mile, excluding fuel expense and special item (cents)	8.92	8.36

Percent change	6.6%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Total operating expenses	$5,680	$5,796
Less: Operating expenses incurred related to Regional Affiliates	640	717
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,041	$5,079
American mainline jet operations available seat miles	38,797	42,297

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.99	12.01

Less: Impact of special items (cents)	0.32	0.15
Operating expenses per available seat mile, excluding impact of special items (cents)	12.67	11.86

Percent change	6.8%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Total operating expenses	$5,680	$5,796
Less: Operating expenses incurred related to Regional Affiliates	640	717
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,041	$5,079
American mainline jet operations available seat miles	38,797	42,297

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.99	12.01

Less: Impact of special items (cents)	0.32	0.15
Less: Fuel cost per available seat mile (cents)	4.26	3.99
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.41	7.87

Percent change	6.8%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items, assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of December 31
(in millions, except as noted)	2008	2007

Current and long-term debt	$10,269	$10,315
Current and long-term capital lease obligations	689	828
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,180	4,424
	15,138	15,567
Less: Unrestricted cash and short-term investments	3,107	4,535
Net Debt	$12,031	$11,032

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation   under the Company’s Turnaround Plan.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2009	2008

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.28	13.87
Less: Impact of special items (cents)	-	0.73
Operating expenses per available seat mile, excluding Regional Affiliates, special items(cents)	12.28	13.14

Percent change	(6.6)%

Less: Fuel expense per available seat mile (cents)	3.37	4.99
Operating expenses per available seat mile, excluding Regional Affiliates, special items, fuel expense (cents)	8.91	8.15

Percent change	9.2%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended March 31,
(in millions, except as noted)	2009	2008

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.27	12.63
Less: Impact of special items (cents)	-	-
Operating expenses per available seat mile, excluding Regional Affiliates, special items(cents)	12.27	12.63

Percent change	(2.9)%

Less: Fuel expense per available seat mile (cents)	3.33	4.52
Operating expenses per available seat mile, excluding Regional Affiliates, special items, fuel expense (cents)	8.94	8.11

Percent change	10.2%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2009	2008

Operating expenses per available seat mile (cents)	12.84	14.57
Less: Impact of special items (cents)	-	0.75
Operating expenses per available seat mile, excluding special items(cents)	12.84	13.82

Percent change	(7.1)%

Less: Fuel expense per available seat mile (cents)	3.48	5.12
Operating expenses per available seat mile, excluding special items, fuel expense (cents)	9.36	8.70

Percent change	7.6%

AMR Corporation	Estimate for Three Months Ended March 31,
(in millions, except as noted)	2009	2008

Operating expenses per available seat mile (cents)	12.90	13.32
Less: Impact of special items (cents)	-	-
Operating expenses per available seat mile, excluding special items(cents)	12.90	13.32

Percent change	(3.2)%

Less: Fuel expense per available seat mile (cents)	3.44	4.64
Operating expenses per available seat mile, excluding special items, fuel expense (cents)	9.46	8.68

Percent change	9.0%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
AMR Corporation
Reclassification of AAdvantage Mileage Third-Party Sales Revenue
	Three Months Ended March 31, 2007
(in millions, except as noted)	As Reported	Reclassified
Passenger revenue - American Airlines	$4,326	$4,176
Other revenues	342	492

Total	$4,668	$4,668

Available seat miles	41,691	41,691

Passenger revenue per available seat mile (cents)	10.38	10.02

	Three Months Ended June 30, 2007
(in millions, except as noted)	As Reported	Reclassified
Passenger revenue - American Airlines	$4,673	$4,525
Other revenues	348	496

Total	$5,021	$5,021

Available seat miles	42,647	42,647

Passenger revenue per available seat mile (cents)	10.96	10.61

	Three Months Ended September 30, 2007
(in millions, except as noted)	As Reported	Reclassified
Passenger revenue - American Airlines	$4,750	$4,598
Other revenues	352	504

Total	$5,102	$5,102

Available seat miles	43,271	43,271

Passenger revenue per available seat mile (cents)	10.98	10.63

	Three Months Ended December 31, 2007
(in millions, except as noted)	As Reported	Reclassified
Passenger revenue - American Airlines	$4,486	$4,352
Other revenues	363	497

Total	$4,849	$4,849

Available seat miles	42,297	42,297

Passenger revenue per available seat mile (cents)	10.61	10.29

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended December 31, 2008
	Amount	EPS

Net income/(loss)	$(340)	$(1.22)
Impact of special items	126	0.45
Income/(loss) excluding special items	$(214)	$(0.77)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended December 31, 2007
	Amount	EPS

Net income/(loss)	$(69)	$(0.28)
Impact of special items	(115)	(0.46)
Income/(loss) excluding special items	$(184)	$(0.74)

Note: The Company believes income excluding special items assists investors in understanding the impact of special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Year Ended December 31, 2008
	Amount	EPS

Net income/(loss)	$(2,071)	$(7.98)
Impact of special items	885	3.41
Income/(loss) excluding special items	$(1,186)	$(4.57)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Year Ended December 31, 2007
	Amount	EPS

Net income	$504	$1.78
Impact of special items	(84)	(0.28)
Income excluding special items	$420	$1.50

Note: The Company believes income excluding special items assists investors in understanding the impact of special items on the Company’s operations.

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